                                                                  Exhibit 10(nn)

                        Plan and Agreement of Merger of
                         MiBridge, Inc. with and into
              I-Link Mergerco, Inc., a wholly-owned subsidiary of
              Medcross, Inc. (to be renamed I-Link Incorporated)



     This Plan and Agreement of Merger ("Agreement") is effective as of August 12, 1997, by and among MEDCROSS, INC. (to be renamed I-LINK INCORPORATED), a corporation organized and existing under the laws of the State of Florida (hereafter "Medcross/I-Link"), and its wholly-owned subsidiary I-LINK MERGERCO, INC., a corporation organized and existing under the laws of the State of Utah (hereafter "Mergerco"), both with their principal place of business at 13751 South Wadsworth Park Drive, Suite 200, Draper, Utah 84020, MIBRIDGE, INC., a corporation organized and existing under the laws of the State of New Jersey with its principal place of business at 1 Main Street, Suite 510 Eatontown, New Jersey 07724 (hereafter "MiBridge"), DROR NAHUMI ("Nahumi"), and BEN CHAN, ERAN CHESNER, and YARON CUDKEVICH (together with Nahumi the "MIBridge Shareholders").

                             W I T N E S S E T H:

     WHEREAS, Medcross/I-Link is a publicly-held corporation in the telecommunications services business, and Mergerco is its wholly-owned subsidiary; and

     WHEREAS, MiBridge is a privately-held corporation in the business of developing and licensing audio-conferencing, speech encoding and compression technology for the telecommunications industry, all of the issued and outstanding capital stock of which is owned by the MiBridge Shareholders; and

     WHEREAS, the parties intend by this Agreement to provide for the merger of MiBridge with and into Mergerco pursuant to an exchange with the MiBridge Shareholders of all of MiBridge's outstanding shares for preferred shares of Medcross/I-Link that are convertible into common shares of Medcross/I-Link, together the payment by Medcross/I-Link to the MiBridge Shareholders of certain cash evidenced by the promissory note described herein.

     NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, it is agreed as follows:

     1. The Merger. Subject to the terms and conditions contained herein, the parties agree to effect upon the Closing (as defined in Section 6 below) the merger of MiBridge with and into Mergerco, pursuant to the statutory merger laws of the States of Utah and New Jersey, with Mergerco to be the surviving entity and to be immediately renamed "MiBridge, Inc." (the "Merger").

In order to effect the Merger, the MiBridge Shareholders agree to surrender all of their shares in MiBridge, constituting all of the issued and outstanding shares of capital stock of MiBridge (the "MiBridge Shares"), to Medcross/I-Link and Mergerco in exchange for the shares and other consideration described in
Section 2 below.

     2. Consideration. As consideration for the surrender of the MiBridge Shares and the Merger, Medcross/I-Link shall deliver to the MiBridge Shareholders at Closing the following:

          (a) At the Closing, and at such time as all of the contingencies set forth in this Section 2(a) are met, Medcross/I-Link shall issue and deliver to the MiBridge Shareholders an aggregate of One Thousand (1,000) Medcross Series D Preferred shares (the "Preferred Shares"), divided between the MiBridge Shareholders according to the schedule set forth on Exhibit 2(a) attached hereto and made a part hereof. The Preferred Shares shall be convertible in whole or in part at the option of each of the MiBridge Shareholders at any time during the nine months following the Closing of the Acquisition ("Closing") into such aggregate number of Medcross/I-Link common shares (the "Conversion Shares") as shall equal the sum of the percent of the Preferred Shares being converted multiplied by $6,250,000 divided by $9.25 (the "Conversion Price"). Unless earlier converted by the MiBridge Shareholders, the Preferred Shares shall automatically convert nine (9) months following the Closing (the "Automatic Conversion Date"). Notwithstanding the foregoing, the Preferred Shares shall be converted at the lower of (a) the Conversion Price, or (b) the average closing bid price of Medcross/I-Link Common Stock for the five consecutive trading days immediately preceding the date Medcross/I-Link shall receive notice of conversion from each of the MiBridge Shareholders, or the Automatic Conversion Date, whichever the case may be. The Preferred Shares shall be entitled to receive dividends if and when dividends are declared on Medcross/I-Link's outstanding common shares, and in an amount proportionate to the underlying Conversion Shares. The Conversion Shares shall carry piggyback registration rights (more fully described in Section 3 below) permitting the holder(s) to include the Conversion Shares in any registration of securities with the U.S. Securities and Exchange Commission that Medcross/I-Link shall undertake after the first anniversary of the Closing (excluding S-8 registration of employee stock options). Conversion into common shares is subject to Medcross/I-Link's shareholders approving the increase of the authorized capital stock of Medcross/I-Link from 20,000,000 common shares to 50,000,000 common shares at Medcross/I-Link's next shareholders' meeting. In the event such contingency is not fulfilled by the Automatic Conversion Date, the MiBridge Shareholders' right to convert and the Automatic Conversion Date shall be extended to that date which is ten (10) days following the fulfillment of such contingency.

          (b) At the Closing, Medcross/I-Link shall deliver to the MiBridge Shareholders promissory notes in the aggregate principal amount of Two Million Dollars ($2,000,000), payable in equal quarterly installments over the two-year period following Closing (with the first installment due at Closing), in the form of those attached hereto as Exhibit 2(b) and made a part hereof (the "Notes"). The Notes shall bear simple interest, payable quarterly, at the minimum applicable federal interest rate, which interest shall be convertible, at the option of Medcross/I-Link, into shares of its common stock at the rate of $9.25 per common share, or the average closing bid price for the five trading days immediately preceding the date of such conversion, whichever is lower. Until such time as the Notes are paid in full, the MiBridge Shareholders shall each be granted a security interest in all of the issued and outstanding shares of Mergerco, proportionate to each such shareholder's ownership interest in MiBridge. Medcross/I-Link shall execute and deliver to the MiBridge Shareholders at Closing all instruments and documentation necessary to create and perfect such security interests.

          (c) Until the Medcross/I-Link Articles of Incorporation have been duly amended providing for creation of the Conversion Shares, and until one/half the aggregate principal amount of the Notes has been paid, and except as may be first approved in writing by Nahumi, or as otherwise permitted or contemplated by this Agreement, (i) the business of Mergerco shall be conducted only in the course that is historically usual and ordinary to MiBridge without the creation of indebtedness for money borrowed, except in the ordinary course of business, (ii) no change shall be made in the Articles of Incorporation or Bylaws of Mergerco, (iii) no shares of stock of Mergerco shall be authorized for issuance or issued or delivered from treasury and no agreement for such issuance or delivery thereof shall be entered into, (iv) no dividend or other distribution in respect of and no redemption of any shares of stock of any class of Mergerco shall be made by Mergerco, (v) no contract or commitment shall be entered into by or on behalf of Mergerco except in the ordinary course of what was MiBridge's historic business, (vi) Mergerco will continue in effect the insurance coverage currently existing on MiBridge and its properties, assets, business and personnel, and (ix) Medcross/I-Link shall not cause Mergerco to subject any of its property or assets to any material lien, claim, charge, option or encumbrance nor will it do or omit to do any act which will cause a material breach in any contract, agreement, lease, commitment or obligation to which it is a party or by which it is bound. In the event the Medcross/I-Link Articles of Incorporation have not been duly amended providing for creation of the Conversion Shares by March 31, 1998, the MiBridge Shareholders, acting in unison, shall have the option of terminating this Agreement and receiving all of the Mergerco Shares, surrendering all Medcross/I-Link shares acquired under this Agreement, and retaining all sums paid to them under the Notes prior to such termination as liquidated damages.

          (d) Until the Medcross/I-Link Articles of Incorporation have been duly amended providing for creation of the Conversion Shares, and until the Notes have been paid in full, the MiBridge Shareholders shall each have, and Medcross/I-Link hereby grants to the MiBridge Shareholders, a security interest in such portion of the Mergerco shares as represents his ownership interest in MiBridge prior to the Closing. In order to perfect such security interests, the parties agree that so long as such security interests shall remain in force, certificate(s) representing the Mergerco shares shall be held by the law firm of Luse Lehman Gorman Pomerenk & Schick of Washington, D.C. Medcross/I-Link shall execute such instruments and documents as may reasonably be necessary to create, perfect and maintain such security interests.

          (e) At the Closing Medcross/I-Link shall enter into an employment contract with Nahumi in the form of Exhibit 2(e) attached hereto and made a part hereof. At the Closing all currently existing employment agreements between any of the MiBridge Shareholders and MiBridge shall be deemed assumed by Mergerco, and deemed amended to delete any reference to the employee's right to receive any ownership/equity interest in MiBridge, and the MiBridge Shareholders shall be deemed to have fully released MiBridge, Mergerco and Medcross/I-Link from any obligation with respect to such right to receive an ownership/equity interest in MiBridge or its successor. Neither the existence of any separate agreement(s) between Nahumi and any of the individual MiBridge Shareholders, nor the performance or non-performance of any party to any such agreement(s), shall have any effect on this Agreement or the parties rights, duties and obligations hereunder.

     3. Registration Rights. Neither the Preferred Shares nor the Conversion Shares have been registered under the Securities Act of 1933, as amended (the "Act"); accordingly, the certificates representing the Preferred Shares and the Conversion Shares shall bear the following legend:

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

If, at any time following the one-year anniversary of the Closing, Medcross/I-Link proposes to register any of its securities under the Act (other than in connection with a merger, pursuant to Form S-8, or pursuant to the SB-2 registration statement filed with the SEC on December 16, 1996) it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to each of the MiBridge Shareholders of its intention to do so. If any of the MiBridge Shareholders representing in excess of fifty percent (50%) of the Conversion Shares notify Medcross/I-Link within twenty (20) days after receipt of any such notice of their desire to include any of the Conversion Shares in such proposed registration statement, Medcross/I-Link shall afford all of the MiBridge Shareholders the opportunity to have any of the Conversion Shares registered under such registration statement at the expense of Medcross/I-Link, subject to customary underwriter's cutbacks and lock-ups. Notwithstanding the foregoing, Medcross/I-Link shall have the right at any time after it shall have given written notice pursuant to this Section 3 (irrespective of whether a written request for inclusion of any of the Conversions Shares shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

     4. Representations, Warranties and Agreements of MiBridge and the MiBridge Shareholders. MiBridge and the MiBridge Shareholders, jointly and severally represent and warrant to and agree with Medcross/I-Link and Mergerco with respect to the affairs of MiBridge that:

          (a) MiBridge is duly organized and existing under the laws of the State of New Jersey and is authorized and qualified to own and operate its properties and assets and conduct its business as, and in all jurisdictions where, such properties and assets are owned and operated and such business conducted. MiBridge has duly filed any and all certificates and reports required to be filed to date by the laws of New Jersey and the laws of any other jurisdiction where it is required to be qualified and registered as a foreign corporation.

          (b) MiBridge has authorized 10,000,000 shares of common stock, no par value, of which 6,00,000 shares are validly issued and outstanding to the MiBridge Shareholders. There are no outstanding options, warrants, or other rights to acquire any stock, ownership interest, or other securities of MiBridge.

          (c) Neither the MiBridge Shareholders, MiBridge nor its directors, officers, fiduciaries, agents or employees, is in violation in any material respect of any applicable law, rule, regulation or requirement of any governmental authority in any way relating to MiBridge's business. Consummation of the transactions contemplated hereby, and continuation by Medcross/I-Link and Mergerco of MiBridge's business in the same manner as heretofore conducted by it will be in compliance with all presently applicable laws, rules, regulations and requirements of all governmental authorities without the necessity for any license or permit or other action or permission in the nature thereof, or any registration with, or consent of, any governmental authority.

          (d) Consummation of this transaction will not have any adverse effect on approvals, licenses and/or permits previously granted MiBridge by any federal, state or local regulatory authority empowered to regulate the business of MiBridge, which are necessary for MiBridge to conduct its business, nor will the consummation of this transaction cause any such approvals, licenses and/or permits to become in any way invalid.

          (e) MiBridge is not in default in any material respect under or in violation of any provisions of its Articles of Incorporation or Bylaws and neither the MiBridge Shareholders nor MiBridge is in default in any material respect under or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability relating to MiBridge's business to which any of the MiBridge Shareholders or MiBridge is a party or by which any of the MiBridge Shareholders or it is bound, or to which any of their or its assets are subject. Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby will conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws of MiBridge or in any material respect any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which any of the

     MiBridge Shareholders or MiBridge is a party or by which any of them are bound, or to which any of their or its assets are subject, or result in the creation of any encumbrance upon said assets. No other party has any right to acquire any ownership interest in or asset of MiBridge, nor does any party have any rights to license, market or sell the products of MiBridge except as set forth on Exhibit 4(e) attached hereto and made a part hereof.

          (f) The financial statements for the fiscal year ended December 31, 1996, which are attached hereto as Exhibit 4(f) and made a part hereof, are correct and complete in all material respects and fairly present the financial condition of MiBridge at the dates described therein. The financial statements have not been prepared according to generally accepted accounting principles (GAAP).

          (g) Other than those reflected in Exhibit 4(g), MiBridge does not have any written or oral material obligation, liability, contract, agreement, lease, sublease, commitment or understanding of any kind, nature or description, fixed or contingent, due or to become due, existing or inchoate. MiBridge has no tax liabilities.

          (h) The accounts receivable of MiBridge shown on Exhibit 4(h) are proper and to the best of MiBridge's knowledge collectible at the aggregate recorded amounts thereof.

          (i) MiBridge has good title to and possession of all its properties and assets free and clear of all restrictions, liens, encumbrances, rights, title and interests in others, except as set forth on Exhibit 4(i). No one other than MiBridge has any right, title, interest, restriction, lien or encumbrance in, on or to the businesses conducted by MiBridge.

          (j) MiBridge owns no real property other than leasehold improvements. All leasehold improvements, buildings, fixtures, and equipment owned or used by MiBridge are in reasonably good and sound condition and are in all material respects in compliance with all laws, rules, regulations and requirements of governmental authorities, including, but not limited to those dealing with the usage, storage and disposal of hazardous wastes. There are no fuel storage tanks located on or around any real property leased or used by MiBridge. MiBridge has never received any notification from any local, state or federal authority of a violation of any rule, law or ordinance dealing with the usage, storage and disposal of hazardous wastes. MiBridge enjoys exclusive, peaceful and undisturbed possession under all leases to which it is a party. All such leases are valid, freely assignable and enforceable in accordance with their terms, and no party thereto is in default thereunder. The Lease Agreements (hereafter "Leases") attached hereto as Exhibit 4(j) are true and correct copies of the Leases entered into by MiBridge for all of the premises occupied by MiBridge, which Leases are presently in full force and effect, without amendment.

          (k) There are no suits or proceedings at law or in equity, or before or by any governmental agency or arbitrator, pending, threatened, anticipated or contemplated, which in any way affect MiBridge, and there are no unsatisfied or outstanding judgments, orders, decrees or stipulations affecting the MiBridge Shareholders, MiBridge or their assets or to which any of them is or may become a party which in any way affect them. There are no claims against the MiBridge Shareholders or MiBridge pending, threatened, anticipated, or contemplated which, if valid, would constitute or result in a breach of any representation, warranty or agreement set forth herein. For purposes of this representation, no suits or proceedings shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of MiBridge shall have received a copy of such proceeding, order, stop order or action; and no action, suit or proceeding shall be deemed threatened unless overtly threatened by a written communication.

          (l) Since the date of the December 31, 1996 financial statement of MiBridge, there has not been:

               (i) any material adverse change in the properties, assets, business, affairs or prospects of MiBridge nor, to the best of the knowledge of MiBridge and the MiBridge Shareholders, are any such changes threatened, anticipated, or contemplated;

               (ii) any actual or threatened, anticipated, or contemplated damage, destruction, loss, conversion, termination, cancellation, default or taking by eminent domain or other action by governmental authority which has affected or may hereafter affect the properties, assets, business, affairs or prospects of MiBridge or;

               (iii) any material and adverse dispute pending or threatened, of any kind with any customer, supplier, source of financing, employee, landlord, subtenant or licensee of MiBridge or any pending or threatened, occurrence or situation of any kind, nature or description which is reasonably likely to result in any reduction in the amount, or any change in the terms or conditions, of business with any substantial customer, supplier, or source of financing;

               (iv) any pending or threatened, anticipated or contemplated occurrence or situation of any kind, nature or description peculiar to the business of MiBridge and materially and adversely affecting its properties, assets, business, affairs or prospects; or

               (v) any reduction of capital, redemption of stock or dividend or distribution with respect to stock, by MiBridge.

          (m) MiBridge's Board of Directors has authorized the execution, delivery and performance of this Agreement. All present and previous stockholders, directors and officers of MiBridge will at any time or from time to time hereafter execute whatever minutes of meetings or other instruments and take whatever action Medcross/I-Link may deem reasonably necessary or desirable to effect, perfect or confirm of record or otherwise in Mergerco, full right, title and interest in and to the business, properties and assets of MiBridge, or to carry out the intent and purposes of the transactions contemplated hereby.

          (n) The corporate record books of MiBridge are in good order, complete, accurate, up to date, with all necessary signatures and set forth all meetings and actions taken by the stockholders and directors, including all actions set forth in all certificates of votes of stockholders or directors furnished to anyone at any time. The copies of MiBridge's Articles of Incorporation and Bylaws which have been delivered to Medcross/I-Link are complete and correct.

          (o) The stock transfer books and stock ledgers of MiBridge are in good order, complete, accurate and up to date, and with all necessary signatures, and set forth all stock and securities issued, transferred and surrendered. No duplicate certificate has been issued at any time heretofore. No transfer has been made without surrender of the proper certificate duly endorsed. All certificates so surrendered have been duly cancelled and are attached to the proper stubs with all necessary stock powers attached thereto.

          (p) Except as set forth on Exhibit 4(p) attached hereto, MiBridge owns all copyrights, rights of reproduction, trademarks, trade names, trademark applications, service marks, patent applications, patents, and patent license rights, all whether registered or unregistered, U.S. or foreign, inventions, franchises, discoveries, ideas, research, engineering, methods, practices, processes, systems, formulae, designs, drawings, products, projects, improvements, developments, know-how, and trade secrets which are used in or necessary for the conduct of its business, without conflict or infringement of any, and subject to no restriction, lien, encumbrance, right, title or interest in others. All of the foregoing stand solely in the name of MiBridge and not in the name of any stockholder, director, officer, agent, partner or employee or anyone else known to the MiBridge Shareholders, and none of the same have any right, title, interest, restriction, lien or encumbrance therein, or thereon or thereto.
     MiBridge's patents and patent applications are identified on Exhibit 4(p).

          (q) Each of the MiBridge Shareholders is the owner, free and clear of any claim, lien, charge, or encumbrance or restriction, of the number of Shares of MiBridge stock to be sold by him/her pursuant to paragraph 1 above, and the MiBridge Shareholders collectively are the owners of all of the issued and outstanding shares of common stock of MiBridge and each MiBridge Shareholder now has and will have, at the Closing, full power and authority and the legal right to deliver such shares to Medcross/I-Link and Mergerco pursuant to this Agreement.

          (r) MiBridge and the MiBridge Shareholders have not made any material misstatement of fact or omitted to state any material fact necessary or desirable to make complete, accurate and not misleading every representation, warranty and agreement set forth herein.

          (s) Other than those listed on Exhibit 4(s), MiBridge has no written contracts of employment with any of its shareholders, employees, agents, or sales representatives; and it has no verbal contracts of employment which cannot be terminated without default by MiBridge on thirty (30) days notice. Copies of the employment agreements listed on Exhibit 4(s) are attached as part of Exhibit 4(s).

          (t) Except as set forth on Exhibit 4(t) attached hereto, MiBridge is not a party to nor subject to any collective bargaining agreement, any employee bonus plan, any deferred compensation plan, or any Pension or profit-sharing or other type of retirement plan.

          (u) MiBridge has filed all tax returns and reports and has paid all of its tax liabilities, including sales and payroll taxes, both federal and in all states and foreign countries where it does business; and it is not presently the subject of any tax audit by any taxing authority. MiBridge has paid or accrued on its books of account all taxes payable by it (including penalties and interest) and the amounts reserved for taxes on its latest financial statements attached hereto are sufficient for the payment of all taxes due for sales and payroll and/or other activities through the date of such financial statements. True and correct copies of all state and federal tax returns filed since MiBridge's inception have been provided as part of Exhibit 4(u).

          (w) Each of the representations, warranties and agreements contained in this Agreement, whether of MiBridge or any of the MiBridge Shareholders, is true and correct in every material respect as of the date hereof.
     Nahumi shall fully, and the remainder of the MiBridge Shareholders shall proportionately to their ownership interest in MiBridge, exonerate and indemnify Medcross/I-Link and Mergerco against all claims, suits, obligations, liabilities, taxes and damages, including without limitation of the foregoing, reasonable attorneys' and accounting fees, based upon, arising out of or resulting from any breach of any of the representations, warranties or agreements of the MiBridge Shareholders or MiBridge herein or any Closing Certificate delivered pursuant hereto, provided that such breach constitutes fraud or a known or wilful misrepresentation by MiBridge or the MiBridge Shareholders, or material nonfulfillment of any of its undertakings hereunder. The indemnification provided hereunder in the aggregate shall be capped at and shall not exceed the sum of the total consideration received by the MiBridge Shareholders pursuant to this Agreement. In addition to all other legal remedies available to Medcross/I-Link and/or Mergerco to enforce the indemnity provisions of this Section, Medcross/I-Link shall be entitled to offset against amounts payable under the Note any indemnification to which Medcross/I-Link is entitled hereunder.

          (x) MiBridge has no subsidiaries or investments in other companies, corporations or business ventures.

          (y) Every representation, warranty and agreement of the MiBridge Shareholders and MiBridge set forth in this Agreement, and any Closing Certificate delivered pursuant hereto and every one of the rights and remedies of Medcross/I-Link and Mergerco for any one or more breaches hereof shall survive and not be deemed waived by the Closing, and shall be effective regardless of any investigation that may have been made at any time by or on behalf of Medcross/I-Link or Mergerco.

     5. Representations, Warranties and Agreements of Medcross/I-Link and Mergerco. Medcross/I-Link and Mergerco represent and warrant to and agree with the MiBridge Shareholders that:

          (a) Medcross/I-Link and Mergerco are duly organized and validly existing under the laws of the States of, respectively, Florida and Utah, and in good standing, and are authorized and qualified to own and operate their properties and assets and conduct their business as, and in all jurisdictions where, such properties and assets are owned and operated and such business conducted. Medcross\I-Link and Mergerco have duly filed any and all certificates and reports required to be filed to date by the laws of Utah and the laws of any other jurisdiction where they are required to be qualified and registered as foreign corporations.

          (b) Medcross/I-Link and Mergerco have full right, power and authority to execute, deliver and perform the terms of this Agreement. This Agreement has been duly authorized by Medcross/I-Link and Mergerco, and constitutes their binding obligation, enforceable in accordance with its terms.

          (c) Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby will conflict with or result in a breach of or constitute a default under any provision of Medcross/I-Link's or Mergerco's Articles of Incorporation or Bylaws or any indenture, loan agreement, or other material obligation or liability to which either of them is a party or by which either of them is bound. Neither Medcross/I-Link nor Mergerco is in default in any material respect under or in violation of any provisions of its Articles of Incorporation or Bylaws, nor is it in default in any material respect under or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability relating to its business to which it is a party or by which it is bound, or to which any of its assets are subject.

          (d) Neither Medcross/I-Link, Mergerco, nor their directors, officers, fiduciaries, agents or employees, is in violation in any material respect of any applicable law, rule, regulation or requirement of any governmental authority in any way relating to the business of Medcross/I-Link or Mergerco. Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby will conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws of Medcross/I-Link or Mergerco, or in any material respect any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which Medcross/I-Link or Mergerco is a party or by which either is bound, or to which any of their assets are subject, or result in the creation of any encumbrance upon said assets. Consummation of the transactions contemplated hereby, and continuation by Medcross/I-Link and Mergerco of MiBridge's business in the same manner as heretofore conducted by it will be in compliance with all presently applicable laws, rules, regulations and requirements of all governmental authorities without the necessity for any license or permit or other action or permission in the nature thereof, or any registration with, or consent of, any governmental authority.

           (e) Consummation of this transaction will not have any adverse effect on approvals, licenses and/or permits previously granted Medcross/I-Link by any federal, state or local regulatory authority empowered to regulate the business of Medcross/I-Link, which are necessary for Medcross/I-Link to conduct its business, nor will the consummation of this transaction cause any such approvals, licenses and/or permits to become in any way invalid.

           (f) The financial statements for the fiscal year ended December 31, 1996, and for the quarter ended March 31, 1997, which are included in the most recent reports on Forms 10-K and 10-Q filed by Medcross/I-Link with the U.S. Securities and Exchange Commission, are correct and complete in all material respects and fairly present the financial condition of Medcross/I-Link at the dates described therein.

           (g) Medcross/I-Link has good title to and possession of all such known properties and assets free and clear of all restrictions, liens, encumbrances, rights, title and interests in others, except for the security interest in the shares of its wholly-owned subsidiaries which have been pledged as security to Winter Harbor, L.L.C. in connection with the loan from Winter Harbor, L.L.C. to Medcross/I-Link. Other than as set forth on such, no one other than Medcross/I-Link has any right, title, interest, restriction, lien or encumbrance in, on or to the businesses conducted by Medcross/I-Link.

           (h) All leasehold improvements, buildings, fixtures, and equipment owned or used by Medcross/I-Link are in all material respects in compliance with all laws, rules, regulations and requirements of governmental authorities, including, but not limited to those dealing with the usage, storage and disposal of hazardous wastes. There are no fuel storage tanks located on or around any real property leased or used by Medcross/I-Link. Medcross/I-Link has never received any notification from any local, state or federal authority of a violation of any rule, law or ordinance dealing with the usage, storage and disposal of hazardous wastes.

           (i) There are no suits or proceedings at law or in equity, or before or by any governmental agency or arbitrator, pending, threatened, anticipated or contemplated, which in any way affect Medcross/I-Link or Mergerco, and there are no unsatisfied or outstanding judgments, orders, decrees or stipulations affecting Medcross/I-Link or Mergerco or their assets or to which they may become a party which in any way affect them or their assets. There are no claims against Medcross/I-Link or Mergerco pending, threatened, anticipated, or contemplated which, if valid, would constitute or result in a breach of any representation, warranty or agreement set forth herein. For purposes of this representation, no suits or proceedings shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of Medcross/I-Link or Mergerco shall have received a copy of such proceeding, order, stop order or action; and no action, suit or proceeding shall be deemed threatened unless overtly threatened by a written communication.

           (j) Except for the debt financings from Winter Harbor, LLC, and the underlying cash flow issues heretofore disclosed to Nahumi, since the date of the March 31, 1997 financial statement of Medcross/I-Link, there has not been:

                (i) any material adverse change in the properties, assets, business, affairs or prospects of Medcross/I-Link nor, to the best of its knowledge, are any such changes threatened, anticipated, or contemplated;

                (ii) any actual or threatened, anticipated, or contemplated damage, destruction, loss, conversion, termination, cancellation, default or taking by eminent domain or other action by governmental authority which has affected or may hereafter affect the properties, assets, business, affairs or prospects of Medcross/I-Link or;

                (iii) any material and adverse dispute pending or threatened, of any kind with any customer, supplier, source of financing, employee, landlord, subtenant or licensee of Medcross/I-Link or any pending or threatened, occurrence or situation of any kind, nature or description which is reasonably likely to result in any reduction in the amount, or any change in the terms or conditions, of business with any substantial customer, supplier, or source of financing;

                (iv) any pending or threatened, anticipated or contemplated occurrence or situation of any kind, nature or description peculiar to the business of Medcross/I-Link and materially and adversely affecting its properties, assets, business, affairs or prospects; or

                (v) any reduction of capital, redemption of stock or dividend (other than the normal accrual of dividend on its Class C Preferred Shares) or distribution with respect to stock, by Medcross/I-Link.

           (k) Medcross/I-Link's and Mergerco's Boards of Directors have authorized the execution, delivery and performance of this Agreement.

           (l) Medcross/I-Link owns all copyrights, rights of reproduction, trademarks, trade names, trademark applications, service marks, patent applications, patents, and patent license rights, all whether registered or unregistered, U.S. or foreign, inventions, franchises, discoveries, ideas, research, engineering, methods, practices, processes, systems, formulae, designs, drawings, products, projects, improvements, developments, know-how, and trade secrets which are used in or necessary for the conduct of its business, without conflict or infringement of any, and subject to no restriction, lien, encumbrance, right, title or interest in others. All of the foregoing stand solely in the name of Medcross/I-Link (or its wholly-owned subsidiaries) and not in the name of any stockholder, director, officer, agent, partner or employee or anyone else known to Medcross/I-Link, and none of the same have any right, title, interest, restriction, lien or encumbrance therein, or thereon or thereto. Medcross/I-Link's patents and patent applications are identified in its filings heretofore made with the U.S. Securities and Exchange Commission.

           (m) Except as set forth on Exhibit 5(m) attached hereto, Medcross/I-Link and Mergerco have filed all tax returns and reports and have paid all of their tax liabilities, including sales and payroll taxes, both federal and in all states and foreign countries where they do business; and they are not presently the subject of any tax audit by any taxing authority. Medcross/I-Link and Mergerco have paid or accrued on their books of account all taxes payable by them (including penalties and interest) and the amounts reserved for taxes on the latest financial statements attached hereto are sufficient for the payment of all taxes due for sales and payroll and/or other activities through the date of such financial statements.

           (n) Each of the representations, warranties and agreements contained in this Agreement is true and correct in every respect as of the date hereof. Medcross/I-Link will exonerate and indemnify MiBridge and the MiBridge Shareholders against all claims, suits, obligations, liabilities, taxes and damages, including without limitation of the foregoing, reasonable attorneys' and accounting fees, based upon, arising out of or resulting from any breach of any of the representations, warranties or agreements of Medcross/I-Link and/or Mergerco herein or any Closing Certificate delivered pursuant hereto, provided that such breach constitutes fraud or a misrepresentation that was either known or should have been known at the time it was made through the exercise of reasonable diligence by Medcross/I-Link and/or Mergerco, or nonfulfillment of any of their undertakings hereunder. The indemnification provided hereunder shall be capped at and shall not exceed the value of the MiBridge shares acquired pursuant to the terms of this Agreement.

           (o) Every representation, warranty and agreement of Medcross/I-Link and Mergerco set forth in this Agreement, and any Closing Certificate delivered pursuant hereto and every one of the rights and remedies of the MiBridge Shareholders for any one or more breaches hereof shall survive and not be deemed waived by the Closing, and shall be effective regardless of any investigation that may have been made at any time by or on behalf of MiBridge or the MiBridge Shareholders.

           (p) The information concerning Medcross/I-Link heretofore furnished to the

     MiBridge Shareholders, including all filings made by Medcross/I-Link with the U.S. Securities and Exchange Commission, does not include any material misstatement or fact, nor does it omit to state any material fact necessary to make such information not misleading.

     6. The Closing. The closing of the transaction contemplated hereunder shall take place at the offices of Medcross/I-Link in Salt Lake City, Utah, not later than August 31, 1997, at such time or place as shall be fixed by the mutual consent of the parties. Said date of conveyance is herein called the "Closing". At the Closing (i) the MiBridge Shareholders shall deliver to Medcross/I-Link certificates evidencing not less than 100% of the issued and outstanding shares of MiBridge, in each case duly endorsed for transfer in blank or accompanied by a blank stock power or with such other endorsements or instruments of transfer as Medcross/I-Link may reasonably request, together with the Closing Certificate and other documents and matters referred to in subparagraphs (ii), (iii), (iv), (vii), (ix), (x), and (xi) of subparagraph 8(a) below; (ii) Medcross/I-Link shall deliver to the MiBridge Shareholders the Preferred Shares, the Note, and the employment agreement described in Section 2, Medcross/I-Link shall deliver to Luse Lehman Gorman Pomerenk & Schick, as escrow agent to hold pursuant to the security interests granted herein, a certificate representing not less than 100% of the issued and outstanding shares of Mergerco duly endorsed for transfer in blank or accompanied by a blank stock power or with such other endorsements or instruments of transfer as the MiBridge Shareholders may reasonably request, and the Closing Certificate referred to in subparagraph 8(b) below; and (iii) the parties shall execute such certificate(s) and other instruments as shall be required pursuant to the laws of the State of Utah and New Jersey to effect the Merger of MiBridge with and into Mergerco, and change of the name of Mergerco to "MiBridge, Inc."

     7. Actions Prior to Closing. Prior to the Closing, and except as may be first approved in writing by Medcross/I-Link, or as otherwise permitted or contemplated by this Agreement, (i) the business of MiBridge shall be conducted only in the usual and ordinary course without the creation of indebtedness for money borrowed, except in the ordinary course of business, (ii) no change shall be made in the Articles of Incorporation or Bylaws of MiBridge, (iii) no shares of stock of MiBridge or its Affiliates shall be authorized for issuance or issued or delivered from treasury and no agreement for such issuance or delivery thereof shall be entered into, (iv) no dividend or other distribution in respect of and no redemption of any shares of stock of any class of MiBridge or its Affiliates shall be made by MiBridge, (v) other than disclosed on Exhibit 4(t) no increases shall be made in the compensation (including any commissions or bonuses) payable or to become payable by MiBridge or its Affiliates to any employee, (vi) no contract or commitment shall be entered into by or on behalf of MiBridge or its Affiliates except in the ordinary course of business, (vii) MiBridge will continue in effect its existing insurance coverage on all its properties, assets, business and personnel, (viii) no general increases shall be made in wages or benefits of any group of employees as a result of collective bargaining or otherwise and (ix) MiBridge will not subject any of its property or assets to any material lien, claim, charge, option or encumbrance nor will it do or omit to do any act which will cause a material breach in any contract, agreement, lease, commitment or obligation to which it is a party or by which it is bound.

      MiBridge and the MiBridge Shareholders shall also provide Medcross/I-Link with information, including financial information for the period from MiBridge's inception through the Closing, in form reasonably acceptable to Medcross/I-Link, and shall fully cooperate with Medcross/I-Link's auditors and legal counsel, in order to enable Medcross/I-Link to prepare and make all necessary state and federal filings. MiBridge and the MiBridge Shareholders shall afford to the officers, directors, and/or the authorized representatives of Medcross/I-Link free access to their facilities, properties and records in order that Medcross/I-Link may have the full opportunity to undertake such reasonable due diligence as Medcross/I-Link shall deem prudent in confirming the representations and warranties of MiBridge and in preparing said filing materials.

 8.  Conditions of Medcross/I-Link and the MiBridge Shareholders' Performance.

           (a) The obligation of Medcross/I-Link and Mergerco to consummate this Agreement is subject to the satisfaction at the Closing, or waiver by Medcross/I-Link in writing, of each of the following conditions:

               (i) All proceedings taken in connection with the transactions contemplated herein and all instruments and documents required in connection therewith or incident thereto shall be satisfactory in form to Hardy & Allen, legal counsel for Medcross/I-Link.

               (ii) Except as to any representation or warranty (A) which specifically relates to an earlier date or (B) where the breach of the representation or warranty would not, either individually or in the aggregate, constitute a material adverse effect with respect to Medcross/I-Link, the representations and warranties of MiBridge and the MiBridge Shareholders contained in this Agreement or in any Closing Certificate or other document delivered to Medcross/I-Link pursuant hereto shall be deemed to have been made again at the Closing and shall then be true in all material respects; the MiBridge Shareholders and MiBridge shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing; the MiBridge Shareholders and MiBridge shall not be in default under any of the provisions of this Agreement; and Medcross/I-Link shall have been furnished with Closing Certificates of the MiBridge Shareholders dated the Closing date, certifying to the fulfillment of the foregoing conditions and the due performance of such covenants and agreements and further certifying that neither MiBridge or the MiBridge Shareholders are a party to any litigation or has knowledge of any claim, brought or threatened, seeking to recover damages or to prevent MiBridge or the MiBridge Shareholders from continuing to use MiBridge's assets or to conduct its business in the manner as the same were used or conducted prior thereto, and which litigation or claim is likely to result in any judgment, order, decree or settlement which will materially and adversely affect the financial condition or business of MiBridge;

               (iii) Medcross/I-Link shall have received a copy of a consent resolution executed by all of the directors of MiBridge approving this Plan and Agreement of Merger;

               (iv) Owners of not less than 100% of the issued and outstanding shares of MiBridge shall have executed this Agreement;

               (v) At the Closing date, no governmental agency or body, or other person or entity, shall have instituted or threatened any action to restrain or prohibit any of the transactions contemplated by this Agreement;

               (vi) Nahumi shall have entered into the Employment Agreement in substantially the same form as set forth in the attached Exhibit 2(e);

               (vii) The business of MiBridge as a going concern shall not have been adversely affected in any material way as the result of any Act of God, fire, flood, explosion, war, labor disturbance or other casualty or any other occurrence;

               (viii) Medcross/I-Link shall have received, with respect to all material contracts, agreements and licenses of MiBridge, written confirmation reasonably satisfactory to Medcross/I-Link that no such contract, agreement or license shall be in default by virtue of any deemed assignment from MiBridge to Mergerco by operation of law pursuant to the Merger.

               (ix) Medcross/I-Link shall have received from legal counsel to MiBridge and the MiBridge Shareholders the opinion in the form attached hereto as Exhibit 8(a)(ix).

               (x) Winter Harbor, L.L.C., shall have given its written consent to this Agreement and the transaction contemplated herein.

          (b) The obligation of the MiBridge Shareholders to consummate this Agreement is subject to the satisfaction at the Closing, or waiver by the MiBridge Shareholders in writing, of each of the following conditions:

               (i) All proceedings taken in connection with the transactions contemplated herein and all instruments and documents required in connection therewith or incident thereto shall be satisfactory in form to Luse Lehman Gorman Pomerenk & Schick, legal counsel for the MiBridge Shareholders.

               (ii) The MiBridge Shareholders shall have received a copy of consent resolutions executed by all of the directors of Medcross/I-Link and Mergerco approving this Plan and Agreement of Merger;

               (iii) Except as to any representation or warranty (A) which specifically relates to an earlier date or (B) where the breach of the representation or warranty would not, either individually or in the aggregate, constitute a material adverse effect with respect to Medcross/I-Link or to MiBridge or the MiBridge Shareholders, the representations and warranties of Medcross/I-Link and Mergerco contained in this Agreement or in any Closing Certificate or other document delivered to the MiBridge Shareholders pursuant hereto shall be deemed to have been made again at the Closing and shall then be true in all material respects;

               (iv) Medcross/I-Link and Mergerco shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing;

               (v) The MiBridge Shareholders shall have been furnished with a Closing Certificate of appropriate officers of Medcross/I-Link and Mergerco dated as of the Closing date, certifying to the fulfillment of the foregoing conditions; and

               (vi) At the Closing date, no governmental agency or body, or other person or entity, shall have instituted or threatened any action to restrain or prohibit any of the transactions contemplated by this Agreement;

               (vii) The business of Medcross/I-Link as a going concern shall not have been adversely affected in any material way as the result of any Act of God, fire, flood, explosion, war, labor disturbance or other casualty or any other occurrence;

               (viii) The MiBridge Shareholders shall have received from Hardy
          & Allen, legal counsel to Medcross/I-Link and Mergerco, the opinion in the form attached hereto as Exhibit 8(b)(viii).

               (ix) Winter Harbor, L.L.C., shall have given its written consent to this Agreement and the transaction contemplated herein.

     9. Non-Competition and Non-Disclosure Covenants. Each of the MiBridge Shareholders and MiBridge agrees not to disclose to any person or entity, without the prior written consent of Medcross/I-Link, (i) any of the terms of this Agreement, or (ii) any proprietary or confidential information of MiBridge at any time hereafter.

     10.  Termination and Amendment.

          (a) This Agreement may be terminated by any party upon written notice if the Closing referred to in Section 6 hereof shall not have occurred on
     or prior to   August 31, 1997.

          (b) This Agreement may be terminated by any party at any time prior to the time fixed for Closing in paragraph 6 hereof upon written notice to the other parties:

               (i) If, subject to the provisions of Sections 8(a)(ii)(B) and 8(b)(ii)(B) hereof, the representations, warranties and agreements or conditions of this Agreement to be complied with or performed by MiBridge or the MiBridge Shareholders (in the case of Medcross/I-Link) or Medcross/I-Link (in the case of the MiBridge Shareholders) on or before the Closing shall not have then been complied with or performed in some material respect and such material noncompliance or nonperformance shall not have been waived by the party giving notice of termination or shall not have been cured by the defaulting party, or cure thereof commenced and diligently prosecuted thereafter by such party within 10 days after written notice of such material noncompliance or nonperformance is given by the non-defaulting party;

               (ii) If any governmental action is commenced to prevent the consummation of the transactions contemplated hereby; or

               (iii)  By mutual consent of the parties.

          (c) Any representations, warranties, agreements or conditions of this Agreement may be waived at any time by the party entitled to the benefit thereof by action taken and evidenced by a written waiver executed by any such party.

     11. Commissions and Fees. Each of the parties hereto represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement. In the event that any finder's fee or broker's commission shall become payable by any party hereto as a result of such party's misrepresentation or breach of warranty such fee and commission shall be the sole and exclusive responsibility and liability of such party with no right of contribution by any other party. In the event that any finder's fee or broker's commission shall become payable by any party, other than as set forth herein, as a result of such party's misrepresentation or breach of warranty, the breaching party shall indemnify, defend and hold all other parties harmless in respect of all claims, losses, expenses and obligations (including reasonable attorney's fees) to the extent that the same arise or result from such finder's fee or broker's commission. Each of the parties hereto will bear its own legal fees in connection with the transactions contemplated by this Agreement.

     12. Tax-Free Reorganization. It is the intent of the parties that the transaction contemplated by this Agreement qualify as a tax-free reorganization under Sections 368(a)(2)(D) and 368(a)(1)(A) of the Internal Revenue Code; however, other than the representations and warranties made in this Section 12, no representation or warranty is made by any party with respect to the tax treatment of the transaction, nor shall the ultimate tax treatment of the transaction with respect to any party operate as a condition to Closing or have any effect on this Agreement or the parties' rights, duties and obligations hereunder. The parties represent that they have been advised by their own professional tax and legal advisors with respect to the tax implications of this Agreement and the transaction contemplated hereunder.

     Nahumi represents and warrants to Medcross/I-Link and Mergerco as follows:

          (a) Since the inception of MiBridge (March 18, 1996), there have been no distributions of cash or property from MiBridge to or on behalf of their respective shareholders; there have been no other transfers of property from MiBridge to or on behalf of their respective shareholders for less than fair market value; and there have been no transfers of property directly or indirectly from the shareholders of MiBridge to or on behalf of MiBridge for a value in excess of fair market value.

          (b) He has owned in excess of eighty percent (80%) of the common stock of MiBridge since the incorporation of MiBridge on March 13, 1996.

          (c) He has no plan or intention to sell, transfer, or otherwise dispose of for tax purposes shares of the Series D Preferred Stock of Medcross issued to me pursuant to the Merger Agreement (or any common shares of Medcross into which such stock is convertible) so as to reduce his ownership of such stock to a number of shares having a value, as of the closing date of the Merger, of less than 50 percent of the value of all the MiBridge stock as of the closing date of the Merger for at least five years following such closing date.

     13.  Miscellaneous.

          (a) Severability. If any term or provision of this Agreement including the exhibits hereto or the application thereof to any person, property or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement including the exhibits or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid and unenforceable shall not be affected thereby, and each term and provision of this Agreement and the exhibits shall be valid and enforced to the fullest extent permitted by law.

          (b) Notices. Any notices hereunder shall be deemed given, and any instrument delivered, upon mailing by registered or certified mail, postage prepaid, or upon sending of such notice by straight telegram, telegraphic charges prepaid as follows:

      If to the MiBridge or the MiBridge Shareholders:

                    c/o Dror Nahumi
                    1 Main Street, Suite 510
                    Eatontown, New Jersey 07724

      If to Medcross/I-Link or Mergerco:

                    Medcross, Inc.
                    Attn:  Karl R. Ryser, Jr., CFO
                    13751 South Wadsworth Park Dr., Suite 200
                    Draper, UT  84020

     With copy to:  David E. Hardy
                    Hardy & Allen
                    60 East South Temple, Suite 2200
                    Salt Lake City, UT  84111

     except that any of the foregoing may from time to time by written notice to the others designate another address which shall thereupon become its effective address for the purposes of this paragraph.

          (c) Entire Agreement and Amendments. This Agreement including the exhibits referred to herein which are a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and may be amended only by a written instrument executed by the MiBridge Shareholders and Medcross/I-Link or their respective successors or assigns. There are no restrictions, promises, warranties, covenants, or undertakings other than those expressly set forth herein. The paragraph headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (d) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (e) Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the MiBridge Shareholders and Medcross/I-Link and their respective successors, heirs and assigns.

          (f) Applicable Law and Choice of Forum. This Agreement shall be governed by the laws of the State of Utah.

     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective on the date first above written.


MEDCROSS, INC.                          I-LINK MERGERCO, INC.



By: /s/ John W. Edwards                 By: /s/ John W. Edwards
   --------------------------------        -------------------------------------
   John W. Edwards, President              John W. Edwards, President

                                        MIBRIDGE, INC.



                                        By: /s/ Dror Nahumi
                                           -------------------------------------
                                            Dror Nahumi, President


MIBRIDGE SHAREHOLDERS:


/s/ Dror Nahumi                         /s/ Ben Chan
--------------------------------        -------------------------------------
 DROR NAHUMI                            BEN CHAN


/s/ Eran Chesner                        /s/ Yaron Cudkevich
--------------------------------        -------------------------------------
 ERAN CHESNER                           YARON CUDKEVICH